UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RGRX	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)          On July 11, 2023, and in lieu of holding a special meeting of stockholders, we began a consent solicitation of our stockholders for the purpose of seeking approval to amend our Certificate of Incorporation to effect a reverse split in the number of outstanding shares of our Common Stock in the range of 1-for-70 to 1-for-100, with the exact split to be determined thereafter by our Board of Directors. On August 3, 2023, we accumulated votes from holders of our Common Stock aggregating to over a majority of our outstanding shares, thus approving the proposed Certificate amendment.

(b)          The results of the consent solicitation are as follows:

Votes in favor of the amendment:	76,455,727
Votes against the amendment:	4,481,032
Votes abstaining or withheld with respect to the amendment:	64,312

We had 149,696,610 shares of Common Stock outstanding on June 12, 2023, the record date for the consent solicitation. Accordingly, the votes in favor of the amendment represent 51.07% of the outstanding shares as of the record date.

Item 8.01 Other Events.

Because we have now received the requisite votes pursuant to the consent solicitation statement, we expect to effect a 1-for-100 reverse split in our outstanding shares of Common Stock on or about August 14, 2023. Promptly thereafter, we expect to file the requisite Forms 15 to suspend our continued obligations to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/ J.J. Finkelstein
J.J. Finkelstein
President and Chief Executive Officer

Date: August 7, 2023.